Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

INTERSEARCH GROUP, INC.

ARTICLE I

BUSINESS OFFICES

Section 1.1. FLORIDA. The corporation shall have such offices as its business may require in or out of the State of Florida.

ARTICLE II

REGISTERED OFFICES AND REGISTERED AGENTS

Section 2.1. FLORIDA. The address of the initial registered office in the State of Florida and the name of the initial registered agent of the corporation at such address are set forth in the Articles of Incorporation. The corporation may, from time to time, designate a different address as its registered office or a different person as its registered agent, or both; provided, however, that such designation shall become effective only upon the filing of a statement of such change with the Department of State of the State of Florida as is required by law.

Section 2.2. OTHER STATES. In the event the corporation desires to qualify to do business in one or more states other than Florida, the corporation shall designate the location of the registered office in each such state and designate the registered agent for service of process at such address in the manner provided by the law of the state in which the corporation elects to be qualified.

ARTICLE III

SHAREHOLDERS’ MEETINGS

Section 3.1. PLACE OF MEETING. Meetings of the shareholders shall be held at the principal office of the corporation or at any other place (in or out of the State of Florida) designated in the notice of the meeting.

Section 3.2. ANNUAL MEETING. An annual meeting of the shareholders shall be held within one hundred and twenty (120) days after the close of each fiscal year of the corporation, or on such other date as the Board of Directors may designate, at a time and place designated by the Board of Directors. The shareholders shall elect a Board of Directors and transact other business at the annual meeting. If an annual meeting is not held within any 13-month period, the circuit court of the circuit in which the principal office of the corporation is located may, on the application of any shareholder, order an annual meeting to be held.

Section 3.3. SPECIAL MEETINGS. Special meetings of the shareholders shall be held (a) when called by the Chairman of the Board, (b) when called by the Chief Executive Officer, (c) when called by the President, (d) when called by the Board of Directors, or (e) when requested in a written demand signed and dated by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting, which written demand shall be delivered to the corporation’s Secretary. A meeting requested by shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made. The call for the meeting shall be issued by the Secretary, unless the Chief Executive Officer, the President, Board of Directors or shareholders requesting the meeting shall designate another person to do so.

Section 3.4. NOTICE. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the Chief Executive Officer, the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited, postage prepaid, in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation.

Section 3.5. NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another date, time or place, it shall not be necessary to give any notice of the adjourned meeting if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 3.4 above, to each shareholder of record on the new record date entitled to vote at such meeting.

Section 3.6. WAIVER OF NOTICE. A shareholder may waive any notice required to be given to such shareholder, whether before or after the time stated in such notice, if a waiver thereof in writing, signed by the shareholder entitled to such notice, is delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in the written waiver of notice. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the holding of the meeting or the transacting of business at the meeting.

Section 3.7. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE.

(a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, seventy (70) days.

(b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

(c) If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at an annual or special meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

(d) If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive a dividend, the date on which the Board of Directors authorizes the dividend shall be the record date for such determination of shareholders.

(e) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 3.7, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting, which the Board of Directors shall do if the adjourned meeting is more than one hundred and twenty (120) days after the date fixed for the original meeting.

Section 3.8. RECORD OF SHAREHOLDERS HAVING VOTING RIGHTS. After fixing the record date for a shareholders’ meeting, the officer or agent having charge of the stock transfer books for shares of the corporation’s stock shall prepare, at least ten (10) days before each meeting of shareholders or such shorter time as exists between the record date and the meeting, a complete alphabetical list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten (10) days prior to such meeting or such shorter time as exists between the record date and the meeting, shall be kept on file at the registered office of the corporation, at the corporation’s principal office or at the office of the transfer agent or registrar of the corporation, and any shareholder, upon written demand, shall be entitled to inspect the list at any time during regular business hours and at the shareholder’s expense. The list shall also be made available at the meeting and shall be subject to inspection by any shareholder at any time during the meeting or any adjournment. The shareholders’ list shall be prima facie evidence of the identity of shareholders entitled to examine the shareholders’ list or to vote at a meeting of the shareholders. If the requirements of this Section 3.8 have not been substantially complied with, or if the corporation refuses to allow a shareholder or his agent or attorney to inspect the shareholders’ list before or at the meeting, on the demand of any shareholder in person or by proxy who failed to obtain such access, the meeting shall be adjourned until the requirements are complied with. Refusal or failure to comply with the requirements of this Section 3.8 shall not affect the validity of any action taken at such meeting.

Section 3.9. SHAREHOLDER QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Florida Business Corporation Act (Chapter 607, Florida Statutes) or by the Articles of Incorporation. After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section	3.10. VOTING OF SHARES.

(a) Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except as may otherwise be provided in the Articles of Incorporation.

(b) A shareholder may vote either in person or by duly appointed proxy (as provided in Section 3.11).

(c) At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote, and if cumulative voting is specifically authorized by the Articles of Incorporation, he may cumulate his votes by giving one candidate as many votes as the number of directors to be elected at that time multiplied by the number of his shares, or by distributing such votes on the same principle among any number of such candidates.

Section 3.11. PROXIES.

(a) Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting, or a shareholder’s duly authorized attorney-in-fact, may authorize another person or persons to act for him in person or by proxy.

(b) Every appointment of proxy must be signed by the shareholder or his attorney-in-fact, and shall be effective when received by the Secretary of the corporation or such other officer or agent authorized to tabulate votes. No proxy shall be valid after the expiration of eleven (11) months from the date of appointment unless otherwise provided in the appointment form. Every appointment of a proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

(c) If an appointment of proxy for the same shares confers authority upon two or more persons and does not provide otherwise, a majority of them present at the meeting, or if only one is present, then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided on a particular matter, the voting of such shares shall be prorated.

Section 3.12. ACTION BY SHAREHOLDERS WITHOUT A MEETING.

(a) Any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent In writing setting forth the action so taken, shall be signed and dated by the holders of a majority of the outstanding stock and delivered to (a) the principal place of business of the corporation, (b) the Secretary of the corporation, or (c) such other officer or agent having custody of the corporate record book. If shares are entitled to be voted by class and if any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon. No written consent shall be effective to take corporate action unless, within sixty (60) days after the earliest dated consent delivered as provided in this Section 3.12, written consents signed by the holders of a majority of the outstanding stock (or a majority of a class of shares, if applicable) shall be delivered as provided in this Section 3.12.

(b) Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which dissenters’ rights are provided under The Florida Business Corporation Act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of The Florida Business Corporation Act regarding the rights of dissenting shareholders.

(c) In the event that the action to which the shareholders consent is such as would have required the filing of a certificate under The Florida Business Corporation Act if such action had been voted on by shareholders at a meeting thereof, the certificate filed under The Florida Business Corporation Act shall state that written consent has been given in accordance with the provisions of Section 607.0704 of the Florida Statutes.

(d) Whenever action is taken by written consent of the shareholders, as provided in this Section 3.12, the written consent of the shareholders consenting thereto, or the written reports of inspectors appointed to tabulate such consents, shall be filed in the corporate record book.

ARTICLE IV

DIRECTORS

Section 4.1. FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of this corporation shall be managed under the direction of, the Board of Directors.

Section 4.2. QUALIFICATION. Directors shall be natural persons who are eighteen (18) years of age or older; provided, however, that they need not be residents of this state or be shareholders of this corporation.

Section 4.3. COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors unless otherwise provided in the Articles of Incorporation.

Section 4.4. NUMBER. This corporation initially shall have three (3) directors. The number of directors may be increased or diminished from time to time by the Board of Directors, but shall never be less than one (1).

Section 4.5. ELECTION AND TERM.

(a) Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

(b) At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 4.6. REMOVAL OF DIRECTORS. Any director, or the entire Board of Directors, may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose, as provided in Section 607.0808, Florida Statutes.

Section 4.7. VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the shareholders. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 4.8. QUORUM AND VOTING. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act, of the majority of the directors present at a meeting at which the quorum is present shall be the act of the Board of Directors. A director present at a meeting of the Board of Directors when corporate action is taken shall be deemed to have assented to the action unless: (a) the director objects at the beginning of the meeting (or upon the director’s arrival, if later) to the holding of the meeting or the transacting of business at the meeting; or (b) the director votes against or abstains from the action taken.

Section 4.9. CHAIRMAN OF THE BOARD. The directors may elect from among its members a Chairman of the Board. The Chairman of the Board shall be subject to the control of, and may be removed by, the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board of Directors.

Section 4.10. EXECUTIVE AND OTHER COMMITTEES.

(a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as limited by the laws of the State of Florida.

(b) The Board of Directors, by resolution adopted in accordance with this Section 4.9, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 4.11. PLACE OF MEETING. Regular and special meetings of the Board of Directors may be held in or out of the State of Florida.

Section 4.12. TIME, NOTICE AND CALL OF MEETINGS.

(a) Regular meetings of the Board of Directors shall be held following the annual meeting of shareholders each year, and other regular or special meetings may be held at any other time as the Board of Directors may fix, and at such other times as called by the Chairman of the Board, the Chief Executive Officer, the President of the corporation, or any two members of the Board of Directors. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram, or facsimile transmission at least two (2) days before the meeting, or by notice mailed to each director at least five (5) days before the meeting.

(b) Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting (or upon the director’s arrival, if later), any objection to the transaction of business because the meeting is not lawfully called or convened.

(c) Members of the Board of Directors may participate in a meeting of such board by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by a director by such means shall constitute presence in person at a meeting.

Section 4.13. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the Board of Directors or at a meeting of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be so taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Action taken under such a consent shall effective when the last director signs the consent (unless the consent provides a different effective date), and shall have the same effect as a unanimous vote.

Section 4.14. DIRECTOR CONFLICTS OF INTEREST.

(a) No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

(i) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(ii) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(iii) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

(c) For purposes of Subsection 4.13(a)(ii), a conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be. counted under this Section 4.13. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in section (a) may not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under Subsection 4.13(a)(ii). The vote of those shares, however, shall be counted in determining whether the transaction is approved under other Sections of these bylaws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Section 4.13 constitutes a quorum for the purpose of taking action under this Section 4.13.

ARTICLE V

OFFICERS

Section 5.1. OFFICERS. This corporation shall have a President, a Vice President, a Secretary and a Treasurer. The Board of Directors also may elect or appoint such other officers (including, without limitation, a Chairman of the Board, Chief Executive Officer, one or more Vice Presidents, and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable for the conduct of business of the corporation, and each of whom shall have such powers and duties as the Board of Directors determines. If deemed appropriate by the Board of Directors, the Chief Executive Officer and the President may be one and the same person. Each officer shall be appointed by the Board of Directors at the first, meeting of the Board of Directors held following each annual meeting of the shareholders, and shall serve until its successor is chosen and qualifies. All other officers, agents and factors shall be chosen, serve for such terms and have such duties as may be determined by the Board of Directors. Any person may simultaneously hold two or more offices. A failure to elect a President, a Vice President, Secretary or Treasurer shall not affect the existence of the Corporation.

Section 5.2. DUTIES. The officers of this corporation shall have the following duties:

(a) The Chairman of the Board, if such an officer is elected, shall exercise and perform such powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

(b) Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders. He shall have the general powers and duties of management usually vested in the office of the Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

(c) In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or the Bylaws or the Chief Executive Officer or the Chairman of the Board.

(d) The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. He also shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign him. If more than one Vice President is elected, one such Vice President shall be designated as Executive Vice President and shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and each other Vice President shall only perform whatever duties and have whatever powers the Board of Directors may from time to time assign him.

(e) The Secretary have custody of, and maintain, all of the corporate records except the financial records, shall record the minutes of all meetings of the shareholders and the Board of Directors or its committees, shall authenticate records of the corporation, shall send all notices of meetings, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

(f) The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 5.3. REMOVAL OF OFFICERS. Any officer or agent elected or appointed by the Board of Directors may be removed by the board at any time with or without cause.

Section 5.4. VACANCIES. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

Section 5.5. COMPENSATION. The compensation of the President, Secretary, Vice President, Treasurer, and such other officers elected or appointed by the Board of Directors shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of such Board. The fact that an officer is also a director shall not preclude such person from receiving compensation as either a director or officer, nor shall it affect the validity of any resolution by the Board of Directors fixing such compensation. The President shall have authority to fix the salaries of all employees of the corporation other than officers elected or appointed by the Board of Directors.

ARTICLE VI

STOCK CERTIFICATES

Section 6.1. AUTHORIZED ASSISTANCE. This corporation may issue the shares of stock authorized by its Articles of Incorporation and none other. Shares may be issued only pursuant to a resolution adopted by the Board of Directors. No shares may be validly issued or transferred in violation of any provision of these bylaws or in violation of any agreement respecting the issuance or transfer of shares to which the corporation is a party.

Section 6.2. ISSUANCE. Shares of stock of this corporation shall be represented by certificates. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including, without limitation, cash, promissory notes, services performed, promises to perform services evidenced by a written contract or other securities of the corporation. No certificates shall be issued for any shares until the Board of Directors has determined that the consideration received or to be received for such shares is adequate. The Board of Directors’ determination as to the adequacy of consideration for the issuance of shares shall be conclusive as to whether the shares are validly issued, fully paid and nonassessable. When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor shall be fully paid and nonassessable. Consideration in the form of a promise to pay money or a promise to provide future services is received at the time of the making of the promise, unless the agreement specifically provides otherwise.

Section 6.3. SIGNATURES. Certificates representing shares in this corporation shall be signed, either manually or in facsimile by the Chairman of the Board, Chief Executive Officer, President or Vice President, and the Secretary (or an Assistant Secretary, if one is appointed), and may be sealed with the seal of this corporation or a facsimile thereof.

Section 6.4. FORM. Each certificate representing shares shall state upon the face thereof: the name of this corporation; that this corporation is organized under the laws of Florida; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value. Any restriction on the transfer or registration of transfer of shares, if applicable, shall be noted conspicuously on the front or back of each certificate. Each certificate shall otherwise comply, in all respects, with the requirements of applicable law.

Section 6.5. TRANSFER OF STOCK. The corporation shall register a transfer of shares if the certificate representing such shares is properly endorsed by the holder of record or by his duly authorized attorney. The corporation or its transfer agent may require the signature of such person to be guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchanges.

Section 6.6. LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

ARTICLE VII

BOOKS AND RECORDS

Section 7.1. BOOKS AND RECORDS.

(a) This corporation shall keep accurate accounting records, and shall keep, as permanent records, (i) minutes of all meetings of its shareholders, Board of Directors and committees of directors and (ii) a record of all actions taken by the shareholders and Board of Directors without a meeting.

(b) This corporation shall keep at the registered office of the corporation, at the corporation’s principal office or at the office of the transfer agent or registrar of the corporation, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class, and series, if any, of the shares held by each.

(c) This corporation shall keep a copy of the following records:(i) its articles of incorporation and all amendments currently in effect; (ii) its bylaws and all amendments currently in effect; (iii) resolutions, if any, adopted by the Board of Directors creating one or more classes or series of shares and fixing all of their rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding; (iv) the minutes of all shareholders’ meetings and records of all action taken by the shareholders without a meeting for the past three (3) years; (v) written communications to all shareholders within the past three (3) years, including financial statements famished to shareholders for the past three (3) years; (vi) a list of the names and business street addresses of the corporation’s current officers and directors; and (vii) the corporation’s most recent annual report delivered to the Department of State.

(d) Any books, records, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 7.2. SHAREHOLDERS’ INSPECTION RIGHTS.

(a) Any shareholder of this corporation is entitled to inspect and copy, during regular business hours at the corporation’s principal office, any of the records of the corporation described in Subsection 7.1 (c) above, if he gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy.

(b) Any shareholder of this corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of Subsection (c) below and gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy:

(i) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under Subsection (a) above;

(ii) Accounting records of the corporation;

(iii) The record of shareholders; and

(iv) Any other books and records.

(c) A shareholder may inspect and copy the records described in Subsection (b) only if:

(i) His demand is made in good faith and for a proper purpose;

(ii) He describes with reasonable particularity his purpose and the records he desires to inspect; and

(iii) The records are directly connected with this purpose.

Section 7.3. FINANCIAL INFORMATION.

(a) Unless modified by resolution of the shareholders within one hundred and twenty (120) days after the close of each fiscal year, this corporation shall furnish its shareholders with annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If the financial statements are reported upon by a public accountant, his report shall accompany the financial statements. If the financial statements are not reported upon by a public accountant, the financial statements shall be accompanied by a statement of the corporation’s President or other person responsible for the corporation’s financial records (i) stating such person’s reasonable belief that the financial statements were prepared on the basis of generally accepted accounting principles, or, if not, describing the basis of preparation and (ii) describing any respects in which the financial statements were not prepared on a basis of accounting consistent with the financial statements prepared for the preceding fiscal year.

(b) Upon the written request of any shareholder who was not mailed the financial statements, the corporation shall mail to such shareholder the latest annual financial statements.

Section 7.4. OTHER REPORTS TO SHAREHOLDERS.

(a) If the corporation indemnifies or advances expenses to any officer or director (as provided in Section 11.1), other than by court order, by shareholder action or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting, or prior to such meeting if the indemnification or advance occurs after the giving of notice but prior to the time of the meeting, which report shall specify the persons paid, the amounts paid and the nature and status at the time of such payment of the litigation or threatened litigation.

(b) If the corporation issues or authorizes the issuance of shares for promises to render services in the future, the corporation shall report in writing to the shareholders the number of’ shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders’ meeting.

ARTICLE VIII

DIVIDENDS

Section 8.1. DISTRIBUTIONS. The Board of Directors of this corporation may, from time to time, declare and the corporation may pay, dividends as permitted by law on its shares in cash or property, except if, after giving effect to the distribution, (a) the corporation would not be able to pay its debts as they became due in the ordinary course of business or (b) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The record date for shareholders entitled to a distribution shall be fixed by the Board of Directors, or, if not so fixed, shall be the date the Board of Directors authorizes the distribution (except in the case of distributions involving a purchase, redemption or other acquisition of the corporation’s shares).

Section 8.2. SHARE DIVIDENDS. The Board of Directors may, from time to time, declare and issue shares pro rata and without consideration to the corporation’s shareholders. Shares of one class or series may not be issued to shareholders of another class or series unless: (a) authorized by the Articles of Incorporation; (b) a majority of the votes entitled to be cast by the class or series to be issued approves the issue; or (c) there are no outstanding shares of the class or series to be issued. The record date for shareholders entitled to a share dividend shall be fixed by the Board of Directors, or, if not so fixed, shall be the date the Board of Directors authorizes the share dividend.

ARTICLE IX

CORPORATE SEAL

Section 9.1. FORM. The Board of Directors may, in its sole discretion, adopt a corporate seal which shall have the name of the corporation, year incorporated and state of incorporation inscribed thereon, and may be facsimile, engraved, printed or an impression seal. Regardless of whether the Board of Directors adopts a corporate seal or not, the signature of any authorized officer of the corporation shall be equivalent to affixing a corporate seal to any document.

ARTICLE X

AMENDMENT

Section 10.1. POWER TO AMEND. These bylaws may be altered, amended or repealed, and new bylaws may be adopted, by either the Board of Directors or the shareholders; provided, however, that the Board of Directors may not alter, amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or repeal by the Board of Directors.

Section 10.2. REQUISITES FOR AMENDMENT BY SHAREHOLDERS. These bylaws (including any bylaw that may be amended by the Board of Directors) may be amended or repealed, wholly or in part, by a majority of the shareholders entitled to vote thereon present at any shareholders’ meeting if notice of the proposed action was included in the notice of the meeting or is waived in writing by a majority of the shareholders entitled to vote thereon.

Section 10.3. BYLAWS INCREASING QUORUM OR VOTING REQUIREMENTS FOR DIRECTORS. A bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be amended or repealed (a) if originally adopted by the shareholders, only by the shareholders, or (b) if originally adopted by the Board of Directors, either by the shareholders or by the Board of Directors. A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the Board of Directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the Board of Directors. Action by the Board of Directors to adopt or amend a bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

ARTICLE XI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 11.1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. This corporation shall indemnify each of its directors and officers and former directors and officers to the full extent permissible under applicable law. Any such director or officer shall be entitled to indemnification by the corporation in any action, suit or proceeding (including any appeal thereof) resulting from the fact that he is or was a director or officer of this corporation or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The determination of whether the applicable standard of conduct has been met shall be made: (a) by the Board of Directors by a majority vote of a quorum of directors who were not parties to the action, suit or proceeding; (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the

Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (c) by the written opinion of independent legal counsel, selected by the Board of Directors prescribed in (a) above or the committee prescribed in (b) above, or, if a quorum of directors cannot be obtained as provided in (a) above and a committee cannot be designated as provided in (b) above, selected by a majority vote of the full Board of Directors (in which directors who are parties may participate); or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding, or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Section 11.2. FURTHER INDEMNIFICATION. In addition to any indemnification provided for in Section 11.1 above, this corporation may make such other and further indemnification or advancement of expenses of any of its directors, officers, employees, or agents as may be approved from time to time by the Board of Directors.